EXHIBIT 23-A

                     CONSENT OF INDEPENDENT ACCOUNTANTS

               We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Hartmarx Corporation of our report dated January 14, 1997, which appears on page 15 of the Annual Report on Form 10-K of Hartmarx Corporation for the year ended November 30, 1996. We also consent to the reference to us under the heading "Experts" in the related Prospectus. We also consent to the incorporation by reference in this Registration Statement of our report dated June 20, 1997, which appears on page 1 of Form 10-K/A Amendment No. 1 to the above described Form 10-K filed on June 26, 1997.

                                           PRICE WATERHOUSE LLP

                                           /s/  Price Waterhouse LLP

        Chicago, Illinois
        June 30, 1997